Exhibit 32.2

In connection with the Annual Report of Excellency Investment Realty Trust, Inc. (the "Registrant") on Form 10-K for the year ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), I, Richard Pelletier, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

By:  /s/ Richard Pelletier
Richard Pelletier
Chief Financial Officer
(Principal Financial and Accounting Officer)
Dated this 15th day of April, 2010